UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2013

ELECTRONIC ARTS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-17948	94-2838567
(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175

(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On September 30, 2013, upon the recommendation of the Compensation Committee, the Board of Directors (the “Board”) of Electronic Arts Inc. (the “Company”), determined that as a result of the appointment of Andrew Wilson as CEO of the Company, the salary of Lawrence F. Probst, III as Executive Chairman would be reduced to $515,000 annualized, minus applicable deductions, to be paid bi-weekly in accordance with the Company’s standard payroll practices, effective October 1, 2013.

In addition, the Board continued to reserve the option to award Mr. Probst a one-time discretionary bonus, with the amount, if any, to be determined by the Board (with Mr. Probst abstaining) at the end of Mr. Probst’s service as Executive Chairman.

Mr. Probst shall not receive further cash retainer fees for his service as a member of the Board while performing the role of Executive Chairman.

Mr. Probst abstained from voting on these matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC. (Registrant)

By:	/s/ Stephen G. Bené
Name:	Stephen G. Bené
Title:	Senior Vice President, General Counsel and Secretary

Date: September 30, 2013